Exhibit 99.1

Invitae Reports 106% Annual Revenue Growth Driven by 95% Annual Growth in Volume

in Third Quarter 2018

— Raising annual volume and revenue guidance amid strong performance —

— Q3 2018 gross profit of $16.9M up from nearly $5.0M in Q3 2017 —

— Management hosting conference call and webcast today at 4:30pm Eastern/1:30pm Pacific —

SAN FRANCISCO, November 7, 2018 – Invitae Corporation (NYSE: NVTA), one of the fastest growing genetics companies, today announced financial and operating results for the third quarter ended September 30, 2018. Based on progress in the quarter, Invitae is raising its volume guidance from more than 275,000 samples to more than 285,000 samples and raising its revenue guidance from between $135 and $140 million to between $140 and $145 million in 2018.

“We have had another strong quarter of growth and execution, building momentum among our expanding base of customers,” said Sean George, co-founder and chief executive officer of Invitae. “In addition to the volume and revenue growth, we achieved our goal of reducing cash burn by nearly 50% from the first quarter of this year. With access to more than $250 million in capital, we are well positioned to continue to grow the business as we emerge as a leading provider and partner of choice in genetics.”

Third Quarter 2018 Results

•	Accessioned approximately 78,000 samples in the third quarter of 2018, representing a 95% increase over the 40,000 samples in the third quarter of 2017

•	Generated revenue of $37.4 million in the third quarter of 2018, representing a 106% increase over the third quarter of 2017 revenue of $18.1 million

•	Reduced the average cost per sample to approximately $260 in the third quarter of 2018, representing a 21% reduction from an approximate $330 average cost per sample in the third quarter of 2017

•	Achieved positive gross profit of $16.9 million in the third quarter of 2018 compared to nearly $5.0 million gross profit in the third quarter of 2017

Total operating expenses for the third quarter of 2018, excluding cost of goods sold, were $47.0 million compared to $35.9 million in the third quarter of 2017. For the third quarter of 2018, Invitae reported a net loss of $31.7 million, or a $0.45 loss per share, compared to a net loss of $27.4 million in the third quarter of 2017, or a $0.57 loss per share.

At September 30, 2018, cash, cash equivalents, restricted cash and marketable securities totaled $134.6 million. Net increase in cash, cash equivalents and restricted cash for the quarter was $52.6 million, with cash burn for the quarter at $18.4 million.

Corporate & Scientific Highlights

•	Closed equity financing of $59.0 million in net proceeds in the quarter

•	Subsequent to the quarter close, we entered into new financing arrangements for up to $200 million in debt and $5 million in equity from funds managed by Oberland Capital

•	Notified of agreement to receive payments from Medicare for Lynch syndrome analysis (CPT code 81436)

•

Continued growing our biopharma and patient advocacy network with the expansion of the company’s partnership with Alnylam Pharmaceuticals to provide genetic testing at no cost to patients through the Alnylam Act® program for individuals who may carry gene mutations associated with primary hyperoxaluria, an ultra-rare genetic disorder affecting the kidneys that most often presents in childhood

•

Presented findings at annual American Society of Human Genetics meeting, showing proactive genetic testing identifies medically significant findings for 16.5% of healthy individuals, adding to a growing body of evidence showing expanding clinical genetic testing to people without identified risks could be beneficial

•	Announced the appointment of Chitra Nayak to the company’s Board of Directors, noting her considerable track record of helping companies achieve transformational growth to scale and innovate globally

Webcast and Conference Call Details

Management will host a conference call and webcast today at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss financial results and recent developments. The dial-in numbers for the conference call are (866) 393-4306 for domestic callers and (734) 385-2616 for international callers, and the reservation number for both is 9887569. Following prepared remarks, management will respond to questions from investors and analysts, subject to time limitations.

The live webcast of the call may be accessed by visiting the investors section of the company’s website at ir.invitae.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company’s website.

About Invitae

Invitae Corporation (NYSE: NVTA) is a genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae’s goal is to aggregate most of the world’s genetic tests into a single service with higher quality, faster turnaround time and lower prices.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s future financial performance and estimated guidance for 2018; and the company’s belief that it is building momentum with its expanding base of customers, and that it is well positioned to continue to grow the business as it emerges as a leading provider and partner of choice in genetics. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s actual 2018 results; the company’s history of losses; the company’s ability to compete; the company’s failure to manage growth effectively; the company’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the company’s failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; the company’s ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company’s business; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP Financial Measures

To supplement Invitae’s consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company monitors and considers cash burn, which is a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly-titled measures presented by other companies. Cash burn excludes (1) changes in marketable securities other than investments made in privately held companies, (2) cash received from equity financings, (3) cash received from loan proceeds, and (4) cash received from exercises of acquisition-related warrants. Management believes cash burn is a liquidity measure that provides useful information to management and investors about the amount of cash consumed by the operations of the business. A limitation of using this non-GAAP measure is that cash burn does not represent the total change in cash, cash equivalents, and restricted cash for the period because it excludes cash provided by or used for other operating, investing or financing activities. Management accounts for this limitation by providing information about its operating, investing and financing activities in the statements of cash flows in its consolidated financial statements in its most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting net cash provided by (used in) operating, investing and financing activities as well as the net increase in cash, cash equivalents and restricted cash in its reconciliation of cash burn. In addition, other companies, including companies in the same industry, may not use cash burn, may calculate cash burn in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of cash burn as a comparative measure.

Because of these limitations, cash burn should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of net increase in cash, cash equivalents and restricted cash to cash burn provided in the table below.

INVITAE CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Test revenue	$36,611	$17,310	$100,014	$40,597
Other revenue	755	838	2,329	2,225

Total revenue	37,366	18,148	102,343	42,822
Costs and operating expenses:
Cost of test revenue	20,441	13,274	58,964	33,093
Research and development	15,776	11,502	46,926	32,864
Selling and marketing	17,591	13,246	55,222	37,338
General and administrative	13,668	11,102	37,884	25,915

Total costs and operating expenses	67,476	49,124	198,996	129,210

Loss from operations	(30,110)	(30,976)	(96,653)	(86,388)
Other income (expense), net	231	(56)	2,066	(596)
Interest expense	(1,844)	(1,128)	(4,927)	(2,517)

Net loss before taxes	(31,723)	(32,160)	(99,514)	(89,501)
Income tax benefit	—	(4,758)	—	(6,614)

Net loss	$(31,723)	$(27,402)	$(99,514)	$(82,887)

Net loss per share, basic and diluted	$(0.45)	$(0.57)	$(1.56)	$(1.86)

Shares used in computing net loss per share, basic and diluted	70,152,804	48,221,896	63,935,336	44,639,416

INVITAE CORPORATION

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$101,419	$12,053
Marketable securities	27,760	52,607
Accounts receivable	25,488	10,422
Prepaid expenses and other current assets	12,659	11,599

Total current assets	167,326	86,681
Property and equipment, net	29,287	30,341
Restricted cash	5,006	5,406
Marketable securities, non-current	367	5,983
Intangible assets, net	31,725	35,516
Goodwill	47,233	46,575
Other assets	3,456	576

Total assets	$284,400	$211,078

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,044	$8,606
Accrued liabilities	24,821	22,742
Capital lease obligation, current portion	1,857	2,039
Debt, current portion	8,135	—

Total current liabilities	42,857	33,387
Capital lease obligation, net of current portion	1,923	3,373
Debt, net of current portion	50,354	39,084
Other long-term liabilities	9,871	13,440

Total liabilities	105,005	89,284

Stockholders’ equity:
Common stock	7	5
Accumulated other comprehensive loss	(46)	(171)
Additional paid-in capital	666,305	520,558
Accumulated deficit	(486,871)	(398,598)

Total stockholders’ equity	179,394	121,794

Total liabilities and stockholders’ equity	$284,400	$211,078

The condensed consolidated balance sheet at December 31, 2017 has been derived from the audited consolidated financial statements at that date included in the company’s annual report on Form 10-K for the year ended December 31, 2017.

INVITAE CORPORATION

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(99,514)	$(82,887)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,268	5,876
Stock-based compensation	15,711	14,387
Amortization of debt issuance costs	681	326
Amortization of premium on marketable securities	9	108
Impairment losses	1,883	—
Loss on disposal of assets	—	268
Loss on sales of available-for-sale securities	24	—
Remeasurements of liabilities associated with business combinations	593	556
Benefit from income taxes	—	(6,614)
Changes in operating assets and liabilities net of effects of business combination:
Accounts receivable	(4,483)	(1,801)
Prepaid expenses and other current assets	(1,060)	1,761
Other assets	(555)	(45)
Accounts payable	(1,226)	1,278
Accrued expenses and other liabilities	922	61

Net cash used in operating activities	(76,747)	(66,726)

Cash flows from investing activities:
Purchases of marketable securities	(1,575)	(94,563)
Proceeds from sales of marketable securities	19,965	—
Proceeds from maturities of marketable securities	10,957	52,918
Acquisition of businesses, acquired cash	—	1,489
Purchases of property and equipment	(4,258)	(4,115)
Other	(500)	—

Net cash provided by (used in) in investing activities	24,589	(44,271)

Cash flows from financing activities:
Proceeds from public offerings of common stock, net of issuance costs	112,480	—
Proceeds from issuance of common stock	10,732	71,687
Proceeds from loan and security agreement	19,544	39,661
Loan payments	—	(30,457)
Capital lease principal payments	(1,632)	(2,153)

Net cash provided by financing activities	141,124	78,738

Net increase (decrease) in cash, cash equivalents and restricted cash	88,966	(32,259)
Cash, cash equivalents and restricted cash at beginning of period	17,459	71,522

Cash, cash equivalents and restricted cash at end of period	$106,425	$39,263

INVITAE CORPORATION

Reconciliation of Net Increase in Cash, Cash Equivalents and Restricted Cash to Cash Burn

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018
Net cash used in operating activities	$(32,902)	$(25,765)	$(18,080)
Net cash provided by (used in) investing activities	19,947	(1,888)	6,530
Net cash provided by financing activities	19,345	57,679	64,100

Net increase in cash, cash equivalents and restricted cash	6,390	30,026	52,550
Adjustments:
Purchases of investments	(225)	(675)	(675)
Sales of investments	(19.965)	—	—
Maturities of investments	(2,078)	—	(8,879)
Purchases of investments in privately held companies	225	675	675
Proceeds from public offering of common stock, net of issuance costs	—	(53,480)	(59,000)
Proceeds from loan and security agreement	(19,792)	11	237
Proceeds from exercises of acquisition-related warrants	(191)	(3,083)	(3,277)

Cash burn	$(35,636)	$(26,526)	$(18,369)

Strong growth drives increased volume and revenue guidance in 2018
Accessioned volume
Revenue
Bringing genetics into mainstream medicine.
INVITAE
Note: Estimated number may have been used
Actual totals might vary slightly
Invitae. All rights reserved

Execution across key indicators over five years
Revenue
COGS per sample
Gross profit
Bringing genetics into mainstream medicine.
INVITAE
NOTE: Estimated number may have been used.
Actual totals might vary slightly.
Invitae. All rights reserved.

Source: Invitae Corporation

Contact:

Laura D’Angelo

ir@invitae.com

(628) 213-3369

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